Exhibit 99.1

FOR IMMEDIATE RELEASE

Ellington Financial LLC Clarifies Record Date for Second Quarter Dividend

OLD GREENWICH, Conn.,—August 2, 2012 — Ellington Financial LLC (NYSE: EFC) (the “Company”) today announced a change in the record date for its second quarter cash dividend of $0.70 per common share payable on September 17, 2012, which was declared yesterday, August 1, 2012. The record date for this dividend is August 31, 2012, not September 1, 2012 as previously announced.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A, manufactured housing and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.

Investor Contact:	Media Contact:
Lisa Mumford	Shawn Pattison or Dana Gorman
Chief Financial Officer	The Abernathy MacGregor Group, for
Ellington Financial LLC	Ellington Financial LLC
(203) 409–3575	(212) 371–5999